As filed with the Securities and Exchange Commission on March 15, 2006

Registration No. 333-82510

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ITA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-2763854
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

25 Forbes Boulevard, Suite 3 Foxborough, Massachusetts	02035
(Address of Principal Executive Offices))	(Zip Code)

AXEDA SYSTEMS INC. 1999 STOCK INCENTIVE PLAN

EMATION LTD. 2001 SHARE INCENTIVE PLAN

(Full Title of the Plan)

Robert M. Russell, Jr.

Chairman of the Board of Directors

ITA Holdings, Inc.

25 Forbes Boulevard, Suite 3

Foxborough, MA 02035

(Name and Address of Agent for Service)

(508) 337-9200

(Telephone Number, including Area Code, of Agent for Service)

With copies to:

William R. Kolb, Esq.

John D. Hancock, Esq.

Andrew Cordner, Esq.

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

(617) 832-1000

We registered 1,780,361 shares of our common stock, $0.001 par value per share (the “Common Stock”), issuable under our 1999 Stock Incentive Plan and 1,542,310 shares of our Common Stock under our eMation Ltd. 2001 Share Incentive Plan. We hereby remove from registration all of the shares of Common Stock registered under this registration statement which have not been sold as of the time of filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Foxborough, The Commonwealth of Massachusetts, on this 15th day of March, 2006.

ITA HOLDINGS, INC.

By:	/s/ Stephen B. Darr
Name: Stephen B. Darr
Title: President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert M. Russell, Jr. Robert M. Russell, Jr.	Chairman of the Board of Directors	March 15, 2006

/s/ Stephen B. Darr Stephen B. Darr	President and Treasurer (principal executive, financial and accounting officer)	March 14, 2006

* James R. McDonald	Director	March 15, 2006

* Bruce J. Ryan	Director	March 15, 2006

* Walter L. Threadgill	Director	March 15, 2006

* Paul A. Vais	Director	March 15, 2006

* By:	/s/ Robert M. Russell, Jr.
Robert M. Russell, Jr., Attorney-in-Fact